Schedule A
to the
Distribution Plan (12b-1 Plan)
Dated October 10, 2025

Series of ETF Series Solutions	Rule 12b-1 Fee
Vident International Equity Strategy ETF	0.25% of average daily net assets
Vident U.S. Equity Strategy ETF	0.25% of average daily net assets
Acquirers Small and Micro Deep Value ETF	0.25% of average daily net assets
Vident U.S. Bond Strategy ETF	0.25% of average daily net assets
U.S. Global Jets ETF	0.25% of average daily net assets
Range Cancer Therapeutics ETF	0.25% of average daily net assets
U.S. Global GO GOLD and Precious Metal Miners ETF	0.25% of average daily net assets
Aptus Drawdown Managed Equity ETF	0.25% of average daily net assets
ClearShares OCIO ETF	0.25% of average daily net assets
Point Bridge America First ETF	0.25% of average daily net assets
AAM S&P 500 High Dividend Value ETF	0.25% of average daily net assets
U.S. Diversified Real Estate ETF	0.25% of average daily net assets
Opus Small Cap Value ETF	0.25% of average daily net assets
ClearShares Ultra-Short Maturity ETF	0.25% of average daily net assets
Defiance Quantum ETF	0.25% of average daily net assets
Aptus Defined Risk ETF	0.25% of average daily net assets
Distillate U.S. Fundamental Stability & Value ETF	0.25% of average daily net assets
US Vegan Climate ETF	0.25% of average daily net assets
The Acquirers Fund	0.25% of average daily net assets
Defiance Connective Technologies ETF	0.25% of average daily net assets
Hoya Capital Housing ETF	0.25% of average daily net assets
NETLease Corporate Real Estate ETF	0.25% of average daily net assets
Aptus Collared Investment Opportunity ETF	0.25% of average daily net assets
AAM Low Duration Preferred and Income Securities ETF	0.25% of average daily net assets
LHA Market State Tactical Beta ETF	0.25% of average daily net assets
ClearShares Piton Intermediate Fixed Income ETF	0.25% of average daily net assets
ETFB Green SRI REITs ETF	0.25% of average daily net assets
Distillate International Fundamental Stability & Value ETF	0.25% of average daily net assets
Defiance Next Gen H2 ETF	0.25% of average daily net assets
Aptus International Enhanced Yield ETF	0.25% of average daily net assets
Defiance Hotel, Airline, and Cruise ETF	0.25% of average daily net assets
Bahl & Gaynor Small/Mid Cap Income Growth ETF	0.25% of average daily net assets
McElhenny Sheffield Managed Risk ETF	0.25% of average daily net assets
Hoya Capital High Dividend Yield ETF	0.25% of average daily net assets
U.S. Global Sea to Sky Cargo ETF	0.25% of average daily net assets
LHA Market State Tactical Q ETF	0.25% of average daily net assets
AAM Transformers ETF	0.25% of average daily net assets
Aptus Enhanced Yield ETF	0.25% of average daily net assets
Distillate Small/Mid Cash Flow ETF	0.25% of average daily net assets
Vest 10 Year Interest Rate Hedge ETF	0.25% of average daily net assets
Vest 2 Year Interest Rate Hedge ETF	0.25% of average daily net assets
Aptus Large Cap Enhanced Yield ETF	0.25% of average daily net assets

LHA Risk-Managed Income ETF	0.25% of average daily net assets
Bahl & Gaynor Income Growth ETF	0.25% of average daily net assets
The Brinsmere Fund – Growth ETF	0.25% of average daily net assets
The Brinsmere Fund – Conservative ETF	0.25% of average daily net assets
Aptus January Buffer ETF	0.25% of average daily net assets
Aptus April Buffer ETF	0.25% of average daily net assets
Aptus July Buffer ETF	0.25% of average daily net assets
Aptus October Buffer ETF	0.25% of average daily net assets
U.S. Global Technology and Aerospace & Defense ETF	0.25% of average daily net assets
AAM Brentview Dividend Growth ETF	0.25% of average daily net assets
AAM Sawgrass U.S. Large Cap Quality Growth ETF	0.25% of average daily net assets
AAM Sawgrass U.S. Small Cap Quality Growth ETF	0.25% of average daily net assets
AAM SLC Low Duration Income ETF	0.25% of average daily net assets
Aptus Deferred Income Bond ETF	0.25% of average daily net assets
Aptus Large Cap Upside ETF	0.25% of average daily net assets
Bahl & Gaynor Small Cap Dividend ETF	0.25% of average daily net assets
Bahl & Gaynor Dividend ETF	0.25% of average daily net assets
The Frontier Economic Fund	0.25% of average daily net assets
AAM Todd International Intrinsic Value ETF	0.25% of average daily net assets
Defiance Drone and Modern Warfare ETF	0.25% of average daily net assets
Aptus January Buffer ETF	0.25% of average daily net assets
Aptus April Buffer ETF	0.25% of average daily net assets
Aptus July Buffer ETF	0.25% of average daily net assets
Aptus October Buffer ETF	0.25% of average daily net assets
AAM Crescent CLO ETF	0.25% of average daily net assets

For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you the fee shown above calculated as follows:
The above fee as a percentage of the average daily net assets of the Fund (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.